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                                                            EXHIBIT 22
                                                            REV. 12/31/94
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                     SUBSIDIARIES OF LINCORP HOLDINGS, INC.
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IIT Missouri Corp.

IIT Realty Corp.

Lincorp, Inc.

Pleasure Island Corp.

Unicorp Delaware I, Inc.

Unicorp Delaware II, Inc.

Unicorp Holdings (U.S.) Incorporated